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                                                                    Exhibit 23.2

[ERNST & YOUNG LOGO]               Luboshitz Kasierer       Tel. 972 3 511 8222
                                   9 Ahad Ha'am Street      Fax  972 3 510 1867
                                   Tel Aviv 61293, Israel


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Elron Electronic Industries Ltd. on Form S-8, pertaining to the Option plans of Elron Electronics Industries Ltd. (the employee share option plan for employees of Elbit Ltd., the employees share option plan series 9-17 for employees of Elron Electronic Industries Ltd. and the option plan for employees, directors and officers-2003), of our report dated March 12, 2003 with respect to the consolidated financial statements of Elron Electronic Industries Ltd. and its subsidiaries included in the Annual Report of Elron Electronic Industries Ltd. on Form 20-F for the year ended December 31, 2002 as amended, filed with the Securities and Exchange Commission.

                               /s/ Luboshitz Kasierer
                               ----------------------------------
                               Luboshitz Kasierer

               An affiliate member of Ernst & Young International




Tel Aviv, Israel
December 16, 2003











    Luboshitz Kasierer is an affiliate member of Ernst & Young International